Exhibit 99.1

Yum China Announces Appointment of Jacky Lo as Chief Financial Officer

SHANGHAI, August 28, 2017 -- Yum China Holdings, Inc. (the “Company” or “Yum China”) (NYSE: YUMC) today announced the appointment of Jacky Lo as its Chief Financial Officer, effective September 1, 2017.

“We’re delighted that Jacky Lo will take on the permanent position of Chief Financial Officer,” said Micky Pant, Yum China’s Chief Executive Officer. “Jacky played a critical role on our path to becoming an independent, U.S.-listed company, and during his time as interim CFO, he has become an invaluable member of the leadership team.”

“Jacky’s proven track record and deep expertise in accounting, finance and strategy make him an ideal fit for this position. I look forward to working closely with Jacky to capitalize on the tremendous growth opportunities that we have ahead of us,” added Mr. Pant.

Jacky Lo has served as the Interim Chief Financial Officer and Treasurer of Yum China since June 2017. He has also served as Vice President, Controller and Principal Accounting Officer since March 2017. Mr. Lo, previously served as Vice President, Finance of the Company, a position he held from October 2016 to March 2017. Mr. Lo joined Yum! Restaurants China, a division of Yum! Brands, Inc. (“YUM”), in August 2016 as Vice President, Finance.

Prior to joining YUM, Mr. Lo worked for Ernst & Young for 15 years, including most recently as Partner and the Deputy Director in the Asia Pacific Capital Markets Center of Ernst & Young’s Professional Practice Group, specializing in U.S. generally accepted accounting principles, SEC reporting and Sarbanes Oxley compliance requirements. Mr. Lo is a certified public accountant in Texas and a member of both the American Institute of Certified Public Accountants and the Hong Kong Institute of Certified Public Accountants.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “will,” “should,” “forecast,” “outlook,” “look forward” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to achieve development goals at the times and in the amounts currently anticipated, if at all, the success of our marketing campaigns and product innovation, our ability to maintain food safety and quality control systems, our ability to control costs and expenses, including tax costs as well as changes in political, economic and regulatory conditions in China. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results.

About Yum China Holdings, Inc.

Yum China Holdings, Inc. is a licensee of Yum! Brands in mainland China. It has exclusive rights in mainland China to KFC, China’s leading quick-service restaurant brand, Pizza Hut, the leading casual dining restaurant brand in China, and Taco Bell, which opened its first restaurant in China at the end of 2016. Yum China also owns the Little Sheep and East Dawning concepts outright. Yum China is well positioned for growth thanks to its strong competitive position, integration of its brands into Chinese popular culture and consumers’ daily lives, expanding geographic footprint in China and existing operational expertise. It has a strong capital position, no external debt and expects to continue growing its system sales and profit by adding new restaurants and through growing same-store sales. Yum China had more than 7,600 restaurants and more than 420,000 employees in over 1,100 cities at the end of May 2017. A new generation of younger consumers who are digitally sophisticated and brand driven are fueling growth in consumption in China. The ongoing growth of the middle class and urban population in China is expected to create the world’s largest market for restaurant brands, with Yum China poised to be the market leader.

Analysts are invited to contact:

Christie Ju, Vice President – Finance, Investor Relations, at +86 21 2407 8090

Elaine Lai, Director – Finance, Investor Relations, at +86 21 2407 8278

Members of the media are invited to contact:

Forest Liu, Director, Public Affairs, at +86 21 2407 7505